Exhibit 99.1

Zevia Announces Second Quarter 2025 Results

Q2 Net Sales Up 10.1%, led by volume growth of 14.3%

Exceeds Net Sales and Adj. EBITDA guidance

Achieves Positive Adj. EBITDA

LOS ANGELES – August 6, 2025 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the Company bringing naturally delicious, zero sugar, clean-label beverages, today reported results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

•
Net sales grew 10.1% to $44.5 million
•
Gross profit margin was 48.7%, an improvement of 6.8 percentage points year over year
•
Net loss was $0.7 million, including $1.0 million of non-cash equity-based compensation expense, an improvement of $6.3 million year over year
•
Loss per share was $0.01 to Zevia’s Class A Common stockholders, an improvement of $0.09 year over year
•
Adjusted EBITDA of $0.2 million(1), an improvement of $4.6 million year over year

“We are pleased with our performance in the second quarter with net sales and adjusted EBITDA exceeding our expectations, said Amy Taylor, President and Chief Executive Officer of Zevia. “We are proud of the work we have done over the last year to advance our strategic growth pillars to sharpen the Zevia brand, strengthen our foundation and accelerate our growth. Our distinctive marketing is driving engagement, product innovation is resonating with new and existing customers, and we are building distribution beyond historical peak levels with strong sell-through across channels. Looking ahead, we are well underway in laying the groundwork for future growth and sustained profitability.”

Second Quarter 2025 Results

Net sales improved 10.1% to $44.5 million in the second quarter of 2025 compared to $40.4 million in the second quarter of 2024 due to improved volumes of 14.3%, largely driven by expanded distribution at Walmart and one customer in the drug channel, as well as higher price realization, partially offset by increased promotional activity at retailers.

Gross profit margin was 48.7% in the second quarter of 2025 compared to 41.9% in the second quarter of 2024, an improvement of 6.8 percentage points. The improvement was due primarily to lower product costs and improved inventory management, partially offset by higher promotional activity and channel mix.

Selling and marketing expenses were $13.4 million, or 30.0% of net sales, in the second quarter of 2025 compared to $13.6 million, or 33.7%, of net sales in the second quarter of 2024. Selling expenses were $8.7 million, or 19.4% of net sales in the second quarter of 2025 as compared to $9.3 million, or 23.0% of net sales in the second quarter of 2024, a decrease of $0.6 million, or 7.1%. Marketing expenses were $4.7 million, or 10.6% of net sales, in the second quarter of 2025 compared to $4.3 million, or 10.7% of net sales, in the second quarter of 2024, an increase of $0.4 million, or 9.6%.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

The decrease in selling expenses was primarily due to savings in freight and warehousing costs as a result of the Productivity Initiative. The increase in marketing expenses was driven by investments made in marketing to drive brand awareness, which was funded by the savings in direct selling expenses.

General and administrative expenses were $8.1 million, or 18.2% of net sales, in the second quarter of 2025 compared to $7.7 million, or 19.0%, of net sales in the second quarter of 2024. The increase of $0.4 million was primarily driven by higher compensation expense resulting from accrued bonuses as well as higher use of outside services, which was partially offset by lower headcount as a result of the Company’s efforts to right-size the business and focus on growth driving initiatives.

Equity-based compensation, a non-cash expense, was $1.0 million in the second quarter of 2025, compared to $1.4 million in the second quarter of 2024. The decrease of $0.4 million was largely due to the accelerated method of expense recognition on certain equity awards issued in connection with the Company’s IPO in 2021.

Restructuring expenses were less than $0.1 million in the second quarter of 2025, compared to $0.9 million in the second quarter of 2024.

Net loss for the second quarter of 2025 was $0.7 million, compared to net loss of $7.0 million in the second quarter of 2024. The improvement was primarily due to higher gross profit and lower selling expenses versus the same period last year.

Loss per share for the second quarter of 2025 was $0.01 to Zevia’s Class A Common stockholders, compared to loss per share of $0.10 in the second quarter of 2024.

Adjusted EBITDA was $0.2 million in the second quarter of 2025, compared to an Adjusted EBITDA loss of $4.4 million in the second quarter of 2024. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of June 30, 2025, the Company had $26.3 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million.

2025 Outlook

"We continue to execute our strategic initiatives and feel good about the momentum in our business,” said Girish Satya, Chief Financial Officer of Zevia. “That said, we are operating in an uncertain macro environment and remain prudent in our net sales outlook. As we look ahead, we remain committed to reinforcing the foundation that we believe will drive long-term value creation.”

For 2025, the Company continues to expect net sales to be in the range of $158 million to $163 million. Adjusted EBITDA loss is now expected to be between $7 million and $9 million, reflecting continued benefit from cost-savings initiatives. Adjusted EBITDA reflects planned reinvestment in marketing and promotional spend and now includes the impact of higher costs associated with tariffs, which the Company expects to mitigate with additional cost efficiencies.

For the third quarter of 2025, the Company expects net sales to be in the range of $38.0 million to $40.0 million, and an adjusted EBITDA loss of between $3.4 million and $3.9 million, inclusive of a $500 thousand charge within cost of goods sold related to a package redesign.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, and charges associated with restructuring and cost saving initiatives, including but not limited to severance costs, warehouse/distribution facility exit costs, and asset impairments. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "Reconciliation of GAAP to non-GAAP Financial Results" below.

Webcast

The Company will also host a conference call to discuss its results at 4:30 p.m. Eastern Time today. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/. Those who wish to participate in the call may do so by dialing (877) 343-5172 or (203) 518-9856 for international callers, conference ID ZEVIA. A replay of the webcast will be available for approximately thirty (30) days following the call at Zevia’s website at https://investors.zevia.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “see,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance, results or outcomes and will not necessarily be accurate indications of the times at, or by, which such performance, results or outcomes will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding financial guidance or outlook, expected costs related to package redesign, long-term growth and profitability plans and opportunities, future results of operations or financial condition, strategic direction, plans and objectives of management for future operations, including branding and marketing, distribution expansion, product innovation, and expected benefits of cost efficiencies. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, our ability to mitigate the impact of tariffs, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels, any disruption of our supply chain or product demand, changes in the retail landscape or in sales to any key customer, changes in consumer preferences and/or behaviors, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, adverse global macroeconomic conditions, including relatively high interest rates, instability in financial institutions and a recessionary environment, changes in trade policies or tariffs, geopolitical events or conflicts, including the military conflicts in Ukraine and the Middle East and trade tensions between the U.S. and China, public health emergencies, our ability to maintain our listing on the New York Stock Exchange, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities, and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations that may cause our business, strategy or actual results to differ materially from those expressed in the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, and vegan. Zevia is distributed in more than 37,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the grocery, drug, warehouse club, mass, natural, convenience and ecommerce channels.

(ZEVIA-F)

Contacts

Investors

Jean Fontana

ADDO Investor Relations
zevia@addo.com

ZEVIA PBC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$44,524	$40,426	$82,547	$79,225
Cost of goods sold	22,834	23,484	41,822	44,564
Gross profit	21,690	16,942	40,725	34,661
Operating expenses:
Selling and marketing	13,375	13,622	28,698	28,692
General and administrative	8,082	7,694	15,060	15,809
Equity-based compensation	982	1,427	1,713	2,916
Depreciation and amortization	236	403	488	731
Restructuring	31	865	2,169	865
Total operating expenses	22,706	24,011	48,128	49,013
Loss from operations	(1,016)	(7,069)	(7,403)	(14,352)
Other income, net	382	142	439	239
Loss before income taxes	(634)	(6,927)	(6,964)	(14,113)
Provision for income taxes	17	34	58	47
Net loss and comprehensive loss	(651)	(6,961)	(7,022)	(14,160)
Loss (income) attributable to noncontrolling interest	(46)	1,070	1,099	2,445
Net loss attributable to Zevia PBC	$(697)	$(5,891)	$(5,923)	$(11,715)

Net loss per share attributable to common stockholders
Basic	$(0.01)	$(0.10)	$(0.09)	$(0.20)
Diluted	$(0.01)	$(0.10)	$(0.09)	$(0.20)

Weighted average common shares outstanding
Basic	66,332,703	58,653,413	64,651,141	57,285,039
Diluted	66,332,703	58,653,413	64,651,141	57,285,039

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$26,301	$30,653
Accounts receivable, net	13,120	10,795
Inventories	15,740	18,618
Prepaid expenses and other current assets	1,753	1,843
Total current assets	56,914	61,909
Property and equipment, net	1,004	1,261
Right-of-use assets under operating leases, net	824	1,099
Intangible assets, net	3,053	3,179
Other non-current assets	655	503
Total assets	$62,450	$67,951
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	14,383	$15,295
Accrued expenses and other current liabilities	9,228	8,340
Current portion of operating lease liabilities	686	587
Total current liabilities	24,297	24,222
Operating lease liabilities, net of current portion	400	726.0
Other non-current liabilities	58	58.0
Total liabilities	24,755	25,006

Stockholders’ equity
Class A common stock	67	61
Class B common stock	8	12
Additional paid-in capital	180,209	186,148
Accumulated deficit	(127,265)	(121,342)
Total Zevia PBC stockholders’ equity	53,019	64,879
Noncontrolling interests	(15,324)	(21,934)
Total equity	37,695	42,945
Total liabilities and equity	$62,450	$67,951

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities:
Net loss	$(7,022)	$(14,160)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash lease expense	275	297
Depreciation and amortization	488	731
Loss (gain) on disposal of property, equipment and software, net	8	(9)
Amortization of debt issuance cost	38	38
Equity-based compensation	1,713	2,916
Changes in operating assets and liabilities:
Accounts receivable, net	(2,325)	(232)
Inventories	2,878	12,296
Prepaid expenses and other assets	90	2,111
Accounts payable	(1,000)	(9,109)
Accrued expenses and other current liabilities	772	2,483
Operating lease liabilities	(227)	(282)
Net cash used in operating activities	(4,312)	(2,920)
Investing activities:
Purchases of property, equipment and software	(45)	(93)
Net cash used in investing activities	(45)	(93)
Financing activities:
Proceeds from revolving line of credit	—	8,000
Repayment of revolving line of credit	—	(8,000)
Proceeds from exercise of stock options	59	—
Financing costs paid	(54)	—
Net cash provided by financing activities	5	—
Net change from operating, investing, and financing activities	(4,352)	(3,013)
Cash and cash equivalents at beginning of period	30,653	31,955
Cash and cash equivalents at end of period	$26,301	$28,942

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, (2) provision (benefit) for income taxes, (3) depreciation and amortization, (4) equity-based compensation, and (5) restructuring expenses (for 2024, in light of our Productivity Initiative). Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses, and restructuring. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

ZEVIA PBC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(in thousands)

(unaudited)

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net loss and comprehensive loss	$(651)	$(6,961)	$(7,022)	$(14,160)
Other income, net*	(382)	(142)	(439)	(239)
Provision for income taxes	17	34	58	47
Depreciation and amortization	236	403	488	731
Equity-based compensation	982	1,427	1,713	2,916
Restructuring	31	865	2,169	865
Adjusted EBITDA	$233	$(4,374)	$(3,033)	$(9,840)

* Includes interest (income) expense, and foreign currency (gains) losses.